Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

Ultra Clean Pre-Announces Select Preliminary Q3, 2023 Financial Results

HAYWARD, Calif., October 23, 2023 / PRNewswire / Ultra Clean Holdings, Inc. (Nasdaq: UCTT), today announced select preliminary third quarter financial results.

On July 27, 2023, the Company announced it expected third quarter revenue in the range of $405.0 million to $455.0 million. The Company also announced it expected GAAP diluted net income (loss) per share to be between $(0.19) and $0.04 and non-GAAP diluted net income per share to be between $0.08 and $0.28.

While the Company expects third quarter total revenue to be at or above the midpoint of the guided range, GAAP diluted net income (loss) per share is now expected to be approximately $(0.32) and non-GAAP diluted net income per share is now expected to be approximately $0.04. The shortfall can be primarily attributed to an abrupt decline in Services business volume, reduced efficiencies, and an unfavorable mix of product revenue and geographic profits impacting the income tax rate.

UCT will release its third quarter 2023 financial as previously noted on Wednesday, October 25, 2023 after market close and will host a conference call and webcast the same day.

The call will take place at 1:45 p.m. PT and can be accessed by dialing 1-844-826-3034 or 1-412-317-5179. No passcode is required. A replay of the call will be available by dialing 1-877-344-7529 or 1-412-317-0088 and entering the confirmation code 3581106.

The Webcast will be available on the Investor Relations section of the Company's website at http://uct.com/investors/events/.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems, components, parts, and ultra-high purity cleaning and analytical services, primarily for the semiconductor industry. Under its Products division, UCT offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping, and high-precision manufacturing. Under its Services Division, UCT offers its customers tool chamber parts cleaning and coating, as well as micro-contamination analytical services. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Use of Non-GAAP Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), management uses non-GAAP gross margin, non-GAAP operating margin and non-GAAP net income to evaluate the Company's operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing our core business and business trends and comparing performance to prior periods, along with enhancing investors' ability to view the Company's results from management's perspective. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP. A reconciliation from GAAP loss per diluted share to non-GAAP earnings per diluted share is included at the end of this press release.

The Company defines non-GAAP net income as net loss before amortization of intangible assets, stock-based compensation, restructuring charges, acquisition activity costs and the tax effects of the foregoing adjustments.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates," “projection,” “outlook,” “forecast,” "believes," "plan," "expect," "future," "intends," "may," "will," "estimates," “see,” "predicts," “should” and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include our expectations about the semiconductor capital equipment market and outlook. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, the Company’s actual results may differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors also include, among others, those identified in "Risk Factors,” "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended December 30, 2022, as filed with the Securities and Exchange Commission. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Rhonda Bennetto

SVP Investor Relations

rbennetto@uct.com

ULTRA CLEAN HOLDINGS, INC.
PRELIMINARY UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

Three Months Ended
September 29,
2023
Reconciliation of GAAP Loss Per Diluted Share to Non-GAAP Earnings Per Diluted Share
Net loss on a GAAP basis	$(0.32)
Amortization of intangible assets (1)	0.12
Stock-based compensation expense (2)	0.09
Restructuring charges (3)	0.07
Acquisition-related costs (4)	0.02
Income tax effect of non-GAAP adjustments (5)	(0.11)
Income tax effect of valuation allowance (6)	0.17
Non-GAAP net earnings	$0.04

Weighted average number of diluted shares (in millions) on a non-GAAP basis	45.0

1 Amortization of intangible assets related to the Company's business acquisitions
2 Represents compensation expense for stock granted to employees and directors
3 Represents severance, retention, operational alignments and costs related to facility closures
4 Represents acquisition activity costs
5 Tax effect of items (1) through (4) above based on the non-GAAP tax rate

6 The Company's GAAP tax expense is generally higher than the Company's non-GAAP tax expense, primarily due to losses in the U.S. with full federal and state valuation allowances. The Company's non-GAAP tax rate and resulting non-GAAP tax expense considers the tax implications as if there was no federal or state valuation allowance position in effect